                                                                      Document A

                    RESTRICTED STOCK PURCHASE AGREEMENT V-E
                    ---------------------------------------

          Agreement made as of this ___________, 1996, by and between Continental Cablevision, Inc., a Delaware corporation ("CCI") and
_________________________(the "Employee")

                                WITNESSETH THAT:

          WHEREAS, CCI desires to provide significant incentives to selected key employees of CCI or its Subsidiaries to remain as employees and to devote their best efforts to achieving improvements in the equity value of CCI; and

          WHEREAS, the Board of Directors of CCI by their vote have authorized the issue and sale of shares of its authorized but unissued Class B Common Stock, $.01 par value per share, to such selected key employees pursuant to the Continental Cablevision, Inc. 1995 Restricted Stock Purchase Program (the "Restricted Stock Purchase Program"); and

          WHEREAS, the Employee has been selected as a Key Employee to participate in the Restricted Stock Purchase Program;

          NOW THEREFORE, the Employee and CCI, in consideration of these premises and other good and valuable consideration, do hereby mutually agree as follow:
          1.  Definitions.  As used in this Agreement:
              -----------

              1.1 "Repurchase Event" shall mean the following: (a) any action of the Employee to sell, pledge, or transfer (or purport to sell, pledge or transfer) any shares of Unvested Subject Stock, or (b) any violation by the Employee of the covenant contained in Section 6 hereof, or (c) termination for any reason other than death or disability of the employment of the Employee by CCI and its Subsidiaries.

              1.2 "Subject Stock" shall mean all of the shares of Class B Common Stock of CCI sold by CCI to the Employee subject to the terms and conditions of this Agreement; and any and all shares of stock or other securities or property of CCI or any other corporation or entity issued upon conversion of, with respect to, or in substitution for the Subject Stock as the result of any stock dividend, stock split, recapitalization, liquidation, merger, consolidation or reorganization, but not including dividends paid in cash upon the Subject Stock; and any certificate representing an interest in a voting trust holding the Subject Stock.

              1.3 "Subsidiary" or "Subsidiaries" shall mean any corporation or other entity in which, at the time in question, CCI owns (directly, or indirectly through other corporations or entities) a majority of the voting shares or ownership interests.

              1.4 "Unvested Subject Stock" shall mean, as of any date, a number of shares of Subject Stock equal to (a) the total number of shares of Subject Stock multiplied by (b) the percentage which is set forth opposite such date in the chart in Section 5.1 hereof.

              1.5 "Vested Subject Stock" shall mean shares of Subject Stock to which the repurchase rights of CCI described in Section 5.1 hereof have ceased to apply. Any Unvested Subject Stock shall become Vested Subject Stock upon the Employee's death or termination of employment by reason of disability. Furthermore, notwithstanding the other provisions of this Agreement, if CCI merges with and into U S WEST, Inc., a Delaware corporation ("Acquiror") (the "Merger"), pursuant to an Agreement and Plan of Merger between Acquiror and CCI dated as of February 27, 1996 (the "Merger Agreement"), then the Subject Stock shall become Vested Subject Stock in its entirety upon the first to occur on or after the date of such Merger of the following events:

     (a) In the case of a Pilot-House based corporate Employee, the Employee's termination of employment by reason of the Employee's involuntary relocation to a place of employment that is more than 25 miles from Pilot House, or the relocation of the headquarters of the merged CCI operations from Pilot House.

     (b) The Employee's termination of employment within twenty-four months of the effective time of the Merger (the "Effective Time"), other than in connection with the swap for assets of a third party of the system or other business unit in which the Employee is employed, if such termination is:

             (i) By reason of a diminution in the Employee's compensation, including a material adverse change in employee benefits;

             (ii) By reason of the assignment by Acquiror to the Employee of duties and responsibilities which are materially less than the Employee's duties and responsibilities as of the Effective Time; or

             (iii) An involuntary termination of the Employee's employment other than by reason of a Termination for Cause. "Termination for Cause" shall mean termination because of the Employee's (A) refusal or failure (other than for reasons of illness, incapacity due to physical or mental illness or physical injury) to perform, or persistent and material deficiencies in performing, duties assigned during employment by Acquiror, provided such duties are substantially similar to duties assigned by CCI prior to the Effective Time, and further provided that the Acquiror shall provide the Employee with written notice of the reason(s) for his proposed termination and Employee shall have thirty (30) days from the date of such notice within which to cure any failure or material deficiency; (B) misappropriation of any CCI or Acquiror funds or property; or (C) conduct which could reasonably result in the Employee's conviction of a felony; or (D) conduct which could reasonably result in termination of the Employee's employment due to violation of published policies of CCI or the Acquiror.

For purposes of this Section 1.5, "termination of employment" means that the Employee is not employed by CCI, Acquiror, or any corporation or entity in which, at the time in question, CCI or Acquiror owns (directly or indirectly through other corporations or entities) a majority of the voting shares or ownership interests, or which entity owns such a majority interest in CCI or Acquiror.

       2.    Sale of Subject Stock.  Subject to the terms, conditions and
             ---------------------
restrictions of this Agreement, CCI hereby sells to the Employee _______________ _________________ shares of authorized but unissued Class B Common Stock of CCI, having a par value of one cent ($.01) per share, for a purchase price payable in cash of one cent ($.01) per share, receipt of which payment in full is hereby acknowledged by CCI.

       3.    Voting Rights.  The employee will be accorded all voting rights
             -------------
of full common
stock ownership with respect to the Subject Stock.

       4.    Restrictions on Transfer.  The Employee hereby agrees that the
             ------------------------
Subject Stock shall be transferable only in accordance with the following terms and conditions:

       4.1 The Employee hereby represents and warrants to CCI that he is acquiring the Subject Stock for investment and not with a view to effecting any resale or distribution thereof, and that he will not in any event sell, pledge or otherwise transfer or encumber the Subject Stock or any portion thereof (whether voluntarily, by operation of law, by bequest or otherwise) unless and until CCI receives an opinion from legal counsel in form and substance reasonably satisfactory to it that the proposed transfer of Subject Stock would not violate the provisions of any applicable federal or state securities law or any provisions of this Agreement.

       4.2 The Employee hereby agrees that he will not make or purport to make, except to CCI, any sale, pledge, or transfer (whether voluntarily, by operation of law, by bequest or otherwise) of Unvested Subject Stock.

       4.3 Anything contained in this Agreement to the contrary notwithstanding, no restriction or prohibition shall apply to a pledge of Subject Stock to Continental Cablevision Investments, Inc. to secure a Promissory Note of the Employee.

       4.4 In order to make these restrictions effective, each stock certificate or other document representing or evidencing the Subject Stock shall have written or endorsed thereon the following legend:

       "The stock or securities represented or evidenced hereby are subject to the terms and conditions of a certain Restricted Stock Purchase Agreement between Continental Cablevision, Inc. and the person to whom this stock or securities were issued, and may not be transferred in absence of compliance with said terms and conditions."

       4.5 CCI shall not record on its books any transfer of ownership of Subject

Stock which violates the restrictions set forth in this Agreement.

       5.  Repurchase Rights. The Subject Stock shall be subject to repurchase
           -----------------
           by CCI under the following terms and conditions:



           5.1 Subject to Section 1.5, upon the occurrence of a Repurchase Event, CCI shall, by delivery of written notice to the Employee within thirty
(30) days after CCI becomes aware of such Repurchase Event, repurchase for a price of one cent ($.01) per share the following percentage of the Subject
Stock:

                                                Percentage of Shares
                                                 of Subject Stock
                                               Subject to Repurchase
Date of Repurchase Event                     ("Unvested Subject Stock")
------------------------                     --------------------------
Prior to 6/29/96                                            100.00
Between  6/30/96               -         12/30/96            91.60
Between 12/31/96               -          6/29/97            83.20
Between  6/30/97               -         12/30/97            75.00
Between 12/31/97               -          6/29/98            62.50
Between  6/30/98               -         12/30/98            50.00
Between 12/31/98               -          6/29/99            37.50
Between  6/30/99               -         12/30/99            25.00
Between 12/31/99               -          6/29/00            16.60
Between  6/30/00               -         12/30/00             8.40
Between 12/31/00               -          6/29/01             4.20
Between  6/30/01               -         12/30/01             2.10
12/31/01 and thereafter                                       ZERO

       5.2 The closing of any repurchase of Subject Stock by CCI pursuant to this Section 5 or Section 6 shall (unless otherwise mutually agreed and unless other reasonable processes are then in effect) be held at the office of the Secretary of CCI on the 35th business day after the delivery of any repurchase notice by the Company pursuant to Section 5.1 or Section 6.2 (b), at which time the holder of the Subject Stock being repurchased shall deliver to the Secretary the stock certificates or documents representing said Subject Stock, duly endorsed or accompanied by such duly executed stock assignments as are required to effect the transfer of ownership thereof to CCI, against receipt by the holder of full payment of the purchase price therefor.

       6.    Covenant Against Competitive Activity.  The Employee understands
             -------------------------------------
that the business in which CCI and its Subsidiaries are engaged is the acquisition of existing telecommunications systems and the obtaining of franchises (or the renewal of existing franchises, licenses, and other rights) for the construction and operation of telecommunications systems to provide voice, data and video services in communities throughout the United States of America and in certain foreign countries and the investment in and participation in the operation of other telecommunications and cable programming ventures. In consideration of the issue and sale of the Subject Stock to the Employee pursuant to Section 2 hereof, the Employee expressly agrees that during his employment by CCI or its Subsidiary, and for a further period of one year following termination of any such employment (unless termination occurs after December 31, 2001, in which case CCI hereby expressly agrees that said restriction shall cease), the Employee (alone or with others) will not without the written consent of CCI engage in any activity in the telecommunications business (which shall include, but not be limited to, the provision of video, voice and data services), directly or indirectly (whether as an employee, officer, Director, agent, consultant, proprietor, partner, principal stockholder or otherwise), other than as required for the performance of his employment by CCI or by a Subsidiary.

       6.1 In order to avoid questions as to the application of this covenant, so long as it is in effect, the Employee shall give written notice to CCI in advance of any activity in the telecommunications business in which the Employee, alone or with others, directly or indirectly, proposes to engage, describing the activity in reasonable detail. If CCI shall not within ten (10) business days after its receipt of such notice respond in writing to the Employee, objecting to such activity as being in violation of this Agreement, such activity shall thereafter be free from the restrictions imposed by this Section 6.

       6.2   In the event that the Employee violates the provisions of this
Section 6, the Employee and CCI hereby agree that:

       (a) If the Employee is then employed by CCI or its Subsidiary, he shall be immediately discharged, and said discharge shall be deemed to occur for due and sufficient cause.

       (b) In addition to its rights under Section 5 hereof, CCI shall have the right, by giving written notice to the Employee, to repurchase all of the Vested Subject Stock then owned or held by him, for an amount equal to the fair market value of such Vested Subject Stock on the date of repurchase. In the event that the Employee and CCI do not agree as to said fair market value, the question shall be referred to an arbitrator selected under the rules of the American Arbitration Association then in effect, whose determination shall be final and binding upon CCI and the Employee.

       (c) The damages suffered by CCI on account of said violation shall specifically include, among other elements, all gains realized by the Employee from any sale or sales of the Subject Stock, including those arising pursuant to 6.2(b) above.

       (d) The remedy of recovery of damages at law would be inadequate, and therefore that the provisions of this Section 6 shall be specifically enforced and any violation thereof shall be specifically enjoined.

       (e) Each of the remedies of CCI as hereinabove provided shall be deemed nonexclusive, and all such remedies and all others arising at law or in equity shall be deemed cumulative.

       7.    No Obligation for CCI to Continue Employment.  Nothing in this
             --------------------------------------------
Agreement shall be construed as imposing any obligation upon CCI or any Subsidiary to retain the Employee in its employ or to offer future employment to the Employee.

       8.    CCI Rights.  If a corporation other than CCI is the employer of the
             ----------
Employee, the Employee recognizes the underlying interests of CCI in such transaction, and in each instance where this Agreement refers to the Subsidiary, CCI shall be deemed to stand in the place and stead of the Subsidiary in the event that the Subsidiary shall fail for any reason to exercise its rights under this Agreement.

       9.    Representation, Warranties and Acknowledgments of the Employee.
             --------------------------------------------------------------

             9.1 The Employee hereby represents and warrants to CCI that he has read and fully understands the provisions of this Agreement and is not in default of the provisions set forth in Section 4 or 6 hereof.

             9.2 The Employee hereby acknowledges receipt of the current financial statements of CCI and other information as to its business, and agrees that either by virtue of his employment position or in response to his request he has been furnished all information relating to CCI's business and financial position as he deems necessary to make the investment decision to purchase the Subject Stock, subject to the restrictions and provisions of this Agreement.

      10.    General Provisions.
             ------------------

             10.1 This Agreement:

             (a) contains the full and complete understanding and agreement of the parties hereto as to the entire subject matter hereof and may not be modified or amended, nor may any provision hereof be waived, except by a further written agreement duly signed by each of the parties;

             (b) shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns; provided, however, that (i) with respect to the Employee, this Agreement and the Employee's rights hereunder, are deemed to be personal in nature and may not be assigned or transferred except by will or by the laws of descent and distribution or with the express written consent of CCI, and (ii) if CCI is merged or consolidated into, or sells or transfers substantially all of its assets and business to, a successor corporation, said successor shall specifically agree to assume the obligations as well as the rights and benefits of CCI under this Agreement; and

             (c) shall be deemed to be an agreement made in Massachusetts and to be construed in accordance with its laws (other than its laws concerning choice of law).

      10.2 All representations, warranties and acknowledgments made in this Agreement shall survive the delivery of the Subject Stock pursuant hereto.

      11.    Waiver of Appraisal Rights. Employee hereby waives his or her
             --------------------------
rights to appraisal under Section 262 of the Delaware General Corporation Law with respect to any shares of Subject Stock owned by him or her in connection with the transactions contemplated by the Merger Agreement.

      12.    Arbitration.  All disputes arising under this Agreement shall be
             -----------
subject to binding arbitration before the American Arbitration Association ("AAA"). The arbitration shall be conducted in Boston, Massachusetts before a single arbitrator in accordance with the rules of the AAA governing resolution of commercial disputes. The parties shall bear the costs and fees of the arbitration equally, and the arbitrator shall have no power to award attorneys' fees, or multiple, punitive or exemplary damages. By signing this Agreement, Employee voluntarily, knowingly and intelligently waives any right he or she may otherwise have to seek remedies in court or other forums, including the right to a jury trial and the right to seek punitive damages on any common law and/or contract claims.

     13.  Notices.  Any notice of CCI or the Employee to each other in
          -------
connection with this Agreement shall be deemed to have been properly delivered if it is in writing and is sent by registered mail, post paid, to the subject party addressed as follows, unless another address be substituted by notice so given.

                     To CCI:
                     -------

                     Continental Cablevision, Inc.

                     The Pilot House Lewis Wharf
                     Boston, Massachusetts 02110
                     Attention:  Human Resources
                                   Department


                     To the Employee:
                     ----------------

                     CONTINENTAL CABLEVISION
                     _________________
                     _____________, _________
                     Attention: _______________________

     IN WITNESS WHEREOF, CCI, by its officer hereunto duly authorized, and the Employee have duly executed and delivered this Agreement in duplicate counterpart copies as of the date first hereinabove written.

                                    CONTINENTAL CABLEVISION, INC.



                                    BY ___________________________

                                    THE EMPLOYEE:



                                    ______________________________

                                                                Document D

                       TAX LIABILITY FINANCING AGREEMENT
                       ---------------------------------

  Agreement made this ____________, 1996, by and between Continental Cablevision Investments, Inc., a Delaware corporation ("Investments") and __________________ _________________(the "Employee").

                               WITNESSETH THAT:

  WHEREAS, Continental Cablevision, Inc. ("CCI"), has authorized a restricted stock purchase program for the benefit of selected key employees of CCI or of its subsidiaries (meaning any corporation or other entity controlled by CCI directly or through another subsidiary of CCI), whereby the Employee (as one of such selected key employees) will be permitted to purchase _______ _______ _______ shares of the Class B Common Stock of CCI from CCI at their one cent per share par value, but subject to various restrictions and repurchase rights, all as set forth in the Restricted Stock Purchase Agreement ("RSPA") which the Employee has entered into with CCI under this program (said shares are hereinafter referred to as the "Subject Stock");

  WHEREAS, CCI recognizes that the Employee may incur substantial additional income tax liabilities on account of such favorable purchase of the Subject Stock; and
WHEREAS, Investments is a subsidiary of CCI;

  NOW THEREFORE, Investments and the Employee hereby mutually agree as follows:

  1. Upon receipt of a true copy of the Employee's valid and binding election with respect to the Subject Stock pursuant to Section 83(b) of the Internal Revenue Code (an "83(b) Election"), Investments shall lend to the Employee any amount which he shall from time to time request in writing, not to exceed an amount equal to the sum of the portions of his federal, state and local income tax liability for 1996 incurred solely as a result of his purchase of the Subject Stock and his filing of an 83(b) Election with respect thereto, such sum to be determined by computing the total amount of the Employee's actual income tax liability for 1996 and subtracting therefrom the amount of such liability had he not purchased the Subject Stock and filed the 83(b) Election, subject to the following terms and conditions:

        1.1 The loan shall be evidenced by a Promissory Note or Notes in the form attached hereto, providing for repayment in full on or before January 2, 2002.

        1.2 The loan shall be collaterally secured by a pledge to Investments of all of the Subject Stock. At the Employee's request, he may substitute an equal number of other vested shares of Common Stock of CCI for the pledged shares of Subject Stock.

        1.3 The loan shall be disbursed from time to time as required to meet the Employee's income tax liabilities incurred solely as a result of his purchase of the Subject Stock and his filing of an 83(b) Election with respect thereto, including the amount required to satisfy his employer's tax withholding obligations with respect to such liabilities.

  2.    The Employee hereby:

        (a) requests that Investments lend him immediately an amount equal to $6.74 per share of the Subject Stock (28% of $24.07 per share), to be disbursed to his employer to meet its federal income tax withholding obligations arising in connection with the Employee's purchase of the Subject Stock, and such further sums as he may from time to time request pursuant to Section 1 hereof;

        (b) affirms to Investments that he has submitted an 83(b) Election, a true copy of which is attached hereto; and

        (c) herewith delivers to Investments the stock certificate representing the Subject Stock, together with a stock assignment duly endorsed in blank.

  3. This Agreement constitutes the entire understanding and agreement of Investments and the Employee as to the subject matter hereof, and may not be modified or amended except by a further written agreement duly signed by each of the parties hereto.

  4. All disputes arising under this Agreement shall be subject to binding arbitration before the American Arbitration Association ("AAA"). The arbitration shall be conducted in Boston, Massachusetts before a single arbitrator in accordance with the rules of the AAA governing resolution of commercial disputes. The parties shall bear the costs and fees of the arbitration equally, and the arbitrator shall have no power to award attorneys' fees, or multiple, punitive or exemplary damages.

  IN WITNESS WHEREOF, Investments, by its officer hereunto duly authorized, and the Employee have made this Agreement as of the date first hereinabove written.

                                 CONTINENTAL CABLEVISION
                                 INVESTMENTS, INC.



                                 By___________________________

                                 The Employee:



                                 ______________________________
                                         Signature


                                 ______________________________
                                         Address

              AMENDMENT TO RESTRICTED STOCK PURCHASE AGREEMENT IV
              ---------------------------------------------------

          Agreement (this "Agreement") made as of February 28, 1996, by and between Continental Cablevision, Inc., a Delaware corporation ("CCI"), and _____________ _____________ (the "Employee").

                                WITNESSETH THAT:

          WHEREAS, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of February 27, 1996 between CCI and U S WEST, Inc., a Delaware corporation ("Acquiror"), CCI will merge with and into Acquiror or its designee, with Acquiror or its designee continuing as the surviving corporation (the "Merger") (defined terms used in this Agreement and not herein defined shall have the meaning given to them in the Merger Agreement);

          WHEREAS, CCI and Employee are parties to a Restricted Stock Purchase Agreement IV made as of January 10, 1992 (the "RSPA");
          WHEREAS, in the Merger the Employee will receive Media Stock and Series D Preferred Stock in exchange for the shares of CCI stock to which the RSPA applies;

          WHEREAS, the Employee and CCI each desire that the Media Stock and Series D Preferred Stock shall constitute Subject Stock as defined by the RSPA, that the RSPA shall be amended as provided herein, and that, after the consummation of the Merger, the Acquiror and the Employee shall be bound by the RSPA as so amended;

          NOW THEREFORE, the Employee and CCI, in consideration of these premises and other good and valuable consideration, do hereby mutually agree as follows:

          1. The RSPA, as amended by this Agreement, shall inure to the benefit of and be binding upon each of the Employee and the Acquiror in accordance with its terms, as of the Effective Time.

          2. The Media Stock and Series D Preferred Stock which is to be received by the Employee in the Merger in exchange for the Subject Stock under the RSPA shall be Subject Stock under such RSPA as amended herein.

          3. Section 1.1 of the RSPA shall be deleted and all references to a "Permitted Transferee" in the RSPA shall be stricken.

          4. Section 4.2 of the RSPA shall be amended by substituting the following therefor: 4.2 The Employee hereby agrees that he will not make or purport to make, except to CCI, any sale, pledge, or transfer (whether voluntarily, by operation of law, by bequest or otherwise) of Unvested Subject Stock.

          5.  Sections 5.2 and 5.4 of the RSPA shall be stricken.

          6. Section 5.3 of the RSPA shall be renumbered as Section 5.2, and the parenthetical in the second line shall be changed to read: "(unless otherwise mutually agreed and unless other reasonable processes are then in effect)."

          7.  Section 6 of the RSPA shall be amended by substituting the following therefor:  6.  Covenant Against Competitive
                                           ----------------------------
              Activity.  The Employee understands that the business in which CCI
              ---------
              and its Subsidiaries are engaged is the acquisition of existing telecommunications systems and the obtaining of franchises (or the renewal of existing franchises, licenses, and other rights) for the construction and operation of telecommunications systems to provide voice, data and video services in communities throughout the United States of America and in certain foreign countries and the investment in and participation in the operation of other telecommunications and cable programming ventures. The Employee expressly agrees that during his employment by CCI or its Subsidiary, and for a further period of one year following termination of any such employment (unless termination occurs after December 31, 2001, in which case CCI hereby expressly agrees that said restriction shall cease), the employee (alone or with others) will not without the written consent of CCI engage in any activity in the telecommunications business (which shall include, but not be limited to, the provision of video, voice and data services), directly or indirectly (whether as an employee, officer, Director, agent, consultant, proprietor, partner, principal stockholder or otherwise), other than as required for the performance of his employment by CCI or by a Subsidiary.

          8. Section 10(c) of the RSPA shall be amended by adding at the end thereof: "(other than its laws concerning choice of law)."

          9. Notwithstanding the other provisions of the RSPA, the Subject Stock shall become Vested Subject Stock in its entirety in accordance with the terms of the RSPA or, if earlier, upon the first to occur of the following events if CCI has, no later than the date of such event, merged with and into
Acquiror:

              (1)  The Employee's death;

              (2) The Employee's termination of employment by reason of disability;

(c) In the case of a Pilot-House based corporate Employee, the Employee's termination of employment by reason of the Employee's involuntary relocation to a place of employment that is more than 25 miles from Pilot House, or the relocation of the headquarters of the merged CCI operations from Pilot House.

(d) The Employee's termination of employment within twenty-four months of the Effective Time, other than in connection with the sale, swap or other disposition of the system or other business unit in which the Employee is employed, if such termination is:

           (i) By reason of a diminution in the Employee's compensation, including a material adverse change in employee benefits;

          (ii) By reason of the assignment by Acquiror to the Employee of duties and responsibilities which are materially less than the Employee's duties and responsibilities as of the Effective Time; or

         (iii) An involuntary termination of the Employee's employment other than by reason of a Termination for Cause. "Termination for Cause" shall mean termination because of the Employee's (A) refusal or failure (other than for reasons of illness, incapacity due to physical or mental illness or physical injury) to perform, or persistent and material deficiencies in performing, duties assigned during employment by Acquiror, provided such duties are substantially similar to duties assigned by CCI prior to the Effective Time, and further provided that the Acquiror shall provide the Employee with written notice of the reason(s) for his proposed termination and Employee shall have thirty (30) days from the date of such notice within which to cure any failure or material deficiency; (B) misappropriation of any CCI or Acquiror funds or property; or (C) conduct which could reasonably result in the Employee's conviction of a felony; or
                (D) conduct which could reasonably result in termination of the Employee's employment due to violation of published policies of CCI or the Acquiror.

For purposes of this Section 9, "termination of employment" means that the Employee is not employed by CCI, Acquiror, or any corporation or entity in which, at the time in question, CCI or Acquiror owns (directly or indirectly through other corporations or entities) a majority of the voting shares or ownership interests, or which entity owns such a majority interest in CCI or Acquiror.

          10.  Employee hereby waives his or her rights to appraisal under
Section 262 of the Delaware General Corporation Law with respect to any shares of Subject Stock owned by him or her in connection with the transactions contemplated by the Merger Agreement.

          11. All disputes arising under the RSPA and this Agreement shall be subject to binding arbitration before the American Arbitration Association ("AAA"). The arbitration shall be conducted in Boston, Massachusetts before a single arbitrator in accordance with the rules of the AAA governing resolution of commercial disputes. The parties shall bear the costs and fees of the arbitration equally, and the arbitrator shall have no power to award attorneys' fees, or multiple, punitive or exemplary damages. By signing this Agreement, Employee voluntarily, knowingly and intelligently waives any right he or she may otherwise have to seek remedies in court or other forums, including the right to a jury trial and the right to seek punitive damages on any common law and/or contract claims.

          12. Except as amended herein, the RSPA shall continue in full force and effect.

          IN WITNESS WHEREOF, CCI, by its officer hereunto duly authorized, and the Employee have duly executed and delivered this Agreement in duplicate counterpart copies as of the date first hereinafter written.


CONTINENTAL CABLEVISION, INC.          The Employee:



By:__________________________          By:___________________________

                                                        FOR RSPA-IV ONLY

                 AMENDMENT TO TAX LIABILITY FINANCING AGREEMENT
                 ----------------------------------------------

          Agreement (this "Agreement") made as of February 28, 1996, among Continental Cablevision, Inc., a Delaware corporation ("CCI"), Continental Cablevision Investments, Inc., a Delaware Corporation ("Investments") and ___________________________________ (the "Employee").

                                WITNESSETH THAT:

          WHEREAS, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of February 27, 1996 between Acquiror and CCI, CCI will merge with and into U S WEST, Inc., a Delaware corporation ("Acquiror") or its designee, with Acquiror or its designee continuing as the surviving corporation (the "Merger");

          WHEREAS, Investments and Employee are parties to a Tax Liability Financing Agreement made as of __________ (the "TLFA"), under which Investments has heretofore loaned certain sums (the "Loan") to Employee;

          NOW THEREFORE, Investments, the Employee and CCI, in consideration of these premises and other good and valuable consideration, do hereby mutually agree as follows:

          1. The TLFA, as amended by this Agreement, shall inure to the benefit of and be binding upon each of Investments, the Employee and CCI in all cases.

          2. The date by which the Loan shall be repaid in full is hereby extended to January 2, 2002.

          1. The TLFA shall be amended to add after Section 1.3 thereof, the following Sections:

          1.4. One-third of the outstanding principal amount of the Loan shall be forgiven on January 2, 1997; one-half of the remaining outstanding principal amount of the Loan shall be forgiven on January 2, 1998; and the remaining outstanding principal amount shall be forgiven on January 2, 1999; provided, however, (a) that no forgiveness shall occur under this Section 1.4 prior to the day that follows the consummation of the Merger (as that term is defined in the RSPA); (b) that the Loan shall be payable by the Employee in full (including any amounts previously forgiven) in the case of any violation by the Employee of the covenant contained in Section 6 of the RSPA (as that term is defined in the TLFA) as amended by an amendment of even date herewith; and (c) that no forgiveness shall occur under this Section 1.4 on any date as of which the Employee is not employed by CCI, Acquiror, or any corporation or entity in which, at the time in question, CCI or Acquiror owns (directly or indirectly through other corporations or entities) a majority of the voting shares or ownership interests, or which entity owns such a majority interest in CCI or Acquiror.

1.5. The Loan shall be forgiven in full upon the first to occur of any of the following events if CCI has, no later than the date of such event, merged with and into Acquiror:

      (a) The Employee's death.

      (b)  The Employee's termination of employment by reason of disability.

      (c) In the case of a Pilot-House based corporate Employee, the Employee's termination of employment by reason of the Employee's involuntary relocation to a place of employment that is more than 25 miles from Pilot House, or the relocation of the headquarters of the merged CCI operations from Pilot House.

      (d) The Employee's termination of employment within twenty-four months of the Effective Time (as that term is defined in the Merger Agreement), other than in connection with the swap for assets of a third party of the system or other business unit in which the Employee is employed, if such termination is:

            (i) By reason of a diminution in the Employee's compensation, including a material adverse change in employee benefits;

            (ii) By reason of the assignment by Acquiror to the Employee of duties and responsibilities which are materially less than the Employee's duties and responsibilities as of the Effective Time; or

            (iii) An involuntary termination of the Employee's employment other than by reason of a Termination for Cause. "Termination for Cause" shall mean termination because of the Employee's (A) refusal or failure (other than for reasons of illness, incapacity due to physical or mental illness or physical injury) to perform, or persistent and material deficiencies in performing, duties assigned during employment by Acquiror, provided such duties are substantially similar to duties assigned by CCI prior to the Effective Time, and further provided that the Acquiror shall provide the Employee with written notice of the reason(s) for his proposed termination and Employee shall have thirty (30) days from the date of such notice within which to cure any failure or material deficiency; (B) misappropriation of any CCI or Acquiror funds or property; or
                  (C) conduct which could reasonably result in the Employee's conviction of a felony; or (D) conduct which could reasonably result in termination of the Employee's employment due to violation of published policies of CCI or the Acquiror.

For purposes of this Section 1.5, "termination of employment" means that the Employee is not employed by CCI, Acquiror, or any corporation or entity in which, at the time in question, CCI or Acquiror owns (directly or indirectly through other corporations or entities) a majority of the voting shares or ownership interests, or which entity owns such a majority interest in CCI or Acquiror.

4.  The TLFA shall be amended to add after Section 2 thereof, the following
Section 3, and to renumber the current Section 3 as Section 4:

    3. All disputes arising under this Agreement shall be subject to binding arbitration before the American Arbitration Association ("AAA"). The arbitration shall be conducted in Boston, Massachusetts before a single arbitrator in accordance with the rules of the AAA governing resolution of commercial disputes. The parties shall bear the costs and fees of the arbitration equally, and the arbitrator shall have no power to award attorneys' fees, or multiple, punitive or exemplary damages. By signing this Agreement, Employee voluntarily, knowingly and intelligently waives any right he or she may otherwise have to seek remedies in court or other forums, including the right to a jury trial and the right to seek punitive damages on any common law and/or contract claims.

   5. The parties hereto agree that the Employee may substitute an equal number of other vested shares of Common Stock of CCI for the pledged shares of Subject Stock.

   6. Except as amended herein, the TLFA shall continue in full force and effect.

   IN WITNESS WHEREOF, Investments and CCI, each by its officer hereunto duly authorized, and the Employee have duly executed and delivered this Agreement in counterpart copies as of the date first hereinafter written.

CONTINENTAL CABLEVISION
INVESTMENTS, INC.                          THE EMPLOYEE:


By:                                 By:
   ------------------------            --------------------------
   Name:
   Title:



CONTINENTAL CABLEVISION:


By:
   ------------------------
   Name:
   Title:

                         AMENDMENT TO PROMISSORY NOTES



     THIS AMENDMENT, dated as of February 28, 1996, is entered into by and between CONTINENTAL CABLEVISION INVESTMENTS, INC. ("the Payee"), a Delaware corporation, and _________________________________ ("Maker").

     WHEREAS, Maker delivered to Payee three Promissory Notes in the total original principal amount of ______________ on January 10, 1992 (which Promissory Notes are referred to herein as the "Notes"); and

     WHEREAS, the parties hereto have agreed to amend the Notes to extend their stated maturity dates and the events upon which such maturity dates may be accelerated on the terms hereinafter set forth;

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows with respect to each Note:

     1.   Defined Terms. Except as otherwise expressly provided herein, all
          -------------
          defined terms in the Note shall have the same meanings as in the Restricted Stock Purchase Agreement executed in connection with the Note.

     2.   Maturity Date.  The maturity date of the Note set forth therein
          -------------
          (currently December 31, 1996) is hereby amended to January 2, 2002.

     3.   Acceleration Events. The entire unpaid principal hereof shall
          -------------------
          immediately become due and payable, without further demand or notice of any kind, in the event that (a) a default shall exist in the payment of principal of the Note, or (b) the maker sells or transfers, other than to a Permitted Transferee, any of the Unvested Subject Stock.

     4.   No Other Amendments. Except as expressly provided in this Amendment,
          -------------------
          all of the terms and conditions of the Note shall remain in full force and effect and are hereby ratified and confirmed.

     5.   Miscellaneous. This Amendment shall be deemed to be a contract under
          -------------
          the laws of the Commonwealth of Massachusetts and for all purposes shall be construed in accordance with and governed by the laws of said Commonwealth or of the United States of America, as applicable.

          IN WITNESS WHEREOF, the Payee, by its officer hereunto duly authorized, and the Maker have each caused this Amendment to be executed as a sealed instrument as of the date first written above.



                                       CONTINENTAL CABLEVISION
                                       INVESTEMENTS,  INC.



Witness:



                                          By:
-----------------------------           Name:
Name:                                  Title:





Witness:                                MAKER:




-----------------------------           ---------------------------------
Name:                              Name: